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                                                                    EXHIBIT 9(i)

                                 AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between Short-Term Investments Trust, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                          "SHORT-TERM INVESTMENTS TRUST
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


Treasury Portfolio

Treasury TaxAdvantage Portfolio

Government & Agency Portfolio"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 1, 1998

                                                 SHORT-TERM INVESTMENTS TRUST


Attest: /s/ Stephen I. Winer                     By: /s/ Robert H. Graham
       -------------------------------              --------------------------
                  Assistant Secretary                              President

(SEAL)

                                                 A I M ADVISORS, INC.



Attest: /s/ Stephen I. Winer                     By: /s/ Robert H. Graham
       -------------------------------              --------------------------
                  Assistant Secretary                              President


(SEAL)